Exhibit 99.1

Editas Medicine Announces Second Quarter 2016 Results and Update

Exclusive license to high-fidelity Cas9 and Cas9 PAM variants from Massachusetts General Hospital further advances leading genome editing platform

Strategic partnership with Adverum to explore delivery of genomic medicines to treat range of genetic eye diseases

CAMBRIDGE, Mass., August 9, 2016 – Editas Medicine, Inc. (NASDAQ: EDIT), a leading genome editing company, today reported financial results for the second quarter ended June 30, 2016, and provided an update on recent accomplishments and upcoming events.

“We continue to make strong progress advancing our leadership position in genome editing and developing important new medicines for patients with a wide range of genetically-defined diseases,” said Katrine Bosley, President and Chief Executive Officer of Editas Medicine.  “With our recent strategic agreements with Massachusetts General Hospital, Adverum, and San Raffaele Telethon Institute for Gene Therapy, we have significantly expanded our platform capabilities while continuing to enhance and expand our product pipeline.”

Recent Highlights

•

Entered an exclusive licensing agreement with Massachusetts General Hospital for high-fidelity Cas9 and Cas9 PAM variants.  These next-generation Cas9s have the potential to expand the range of genetically defined diseases that may be treated and to further improve on the specificity of the earlier versions of Cas9.

•

Established a collaboration with Adverum Biotechnologies to explore the use of Adverum's next-generation adeno-associated virus (AAV) vectors in up to five ophthalmic indications.  We believe that the combination of Adverum’s vector technology and ophthalmic gene therapy expertise with our industry-leading genome editing platform has the potential to enhance and expand our pipeline of product candidates for inherited retinal diseases.

•

Formed a strategic collaboration with Fondazione Telethon and Ospedale San Raffaele, which operate a joint research collaboration known as the San Raffaele Telethon Institute for Gene Therapy, to advance genome edited hematopoietic stem cell and T cell therapies.  The goal of this three-year research collaboration includes the development of gene correction strategies for the treatment of a wide range of genetically-defined diseases.

•

Appointed Akshay Vaishnaw, M.D., Ph.D., to our board of directors.  Dr. Vaishnaw brings deep expertise in developing a new therapeutic modality from Alnylam Pharmaceuticals, Inc., where he currently serves as the Executive Vice President of Research & Development and Chief Medical Officer.

Upcoming Events

•	Editas management will present a company overview and host meetings with investors at the Morgan Stanley Global Healthcare Conference to be held September 12-14.

Second Quarter 2016 Financial Results

Cash and cash equivalents at June 30, 2016 were $217.7 million, compared to $143.2 million at December 31, 2015.

For the three months ended June 30, 2016, net loss attributable to common stockholders was $19.0 million, or $0.54 per share, compared to $47.7 million, or $21.45 per share, for the same period in 2015.

•

Collaboration and other research and development revenues were $3.4 million for the three months ended June 30, 2016 and represented $3.3 million of revenue recognized pursuant to our collaboration with Juno Therapeutics, Inc. including $2.5 million related to the first milestone payment, and $0.1 million of revenue recognized pursuant to our agreement with Cystic Fibrosis Foundation Therapeutics, Inc.  Collaboration and other research and development revenues were $0.2 million for the three months ended June 30, 2015 and represented revenue recognized pursuant to our collaboration with Juno Therapeutics.

•

Research and development expenses increased by $3.1 million, to $10.4 million for the three months ended June 30, 2016 from $7.3 million for the three months ended June 30, 2015. The $3.1 million increase was due to a $4.8 million increase in employee and non-employee related expenses, including stock-based compensation resulting from an increase in the size of our workforce, a $1.5 million increase in our process and platform development expenses due to increased research activity, and a $0.9 million increase in facility related costs as a result of additional office and laboratory space. These increases were partially offset by a decrease of $4.1 million in license fees and expenses, resulting from our having incurred $4.1 million in fees and expenses under agreements with licensors in the three months ended June 30, 2015 as a result of our entry into our collaboration agreement with Juno Therapeutics.

•

General and administrative expenses increased by $8.9 million to $12.2 million for the three months ended June 30, 2016 from $3.3 million for the three months ended June 30, 2015. The $8.9 million increase in general and administrative expenses was primarily attributable to increases of $5.7 million in legal fees to support our intellectual property, including costs for the prosecution and maintenance of our patents as well as to procure the application for and issuance of additional patents in the United States and other jurisdictions, $2.3 million in employee compensation cost, $0.3 million in consulting fees and $0.6 million in other general and administrative expenses.

Conference Call

The Editas management team will host a conference call and webcast today at 5:00 p.m. ET to provide and discuss a corporate update and second quarter 2016 financial results.  To access the call, please dial 877-809-6321 (domestic) or 615-247-0223 (international) and provide the passcode 56269948.  A live webcast of the call will be available on the Investors & Media section of the Editas website at www.editasmedicine.com and a replay will be available approximately two hours after its completion.

About Editas Medicine

Editas Medicine is a leading genome editing company dedicated to treating patients with genetically-defined diseases by correcting their disease-causing genes.  The Company was founded by world leaders in genome editing, and its mission is to translate the promise of genome editing science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements.  These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future.  Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

EDITAS MEDICINE, INC.
Consolidated Statement of Operations
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended
	June 30,
	2016	2015

Collaboration and other research and development revenues	$3,388	$167
Operating expenses:
Research and development	10,430	7,282
General and administrative	12,158	3,281
Total operating expenses	22,588	10,563
Operating loss	(19,200)	(10,396)
Other income (expense), net:
Other income (expense), net	5	(37,141)
Interest income (expense), net	153	(34)
Total other income (expense), net	158	(37,175)
Net loss and comprehensive loss	$(19,042)	$(47,571)
Accretion of redeemable convertible
preferred stock to redemption value	-	(96)
Net loss attributable to common stockholders	$(19,042)	$(47,667)
Net loss per share attributable to common stockholders, basic and diluted	$(0.54)	$(21.45)
Weighted-average common shares
outstanding, basic and diluted	35,286,719	2,222,064

EDITAS MEDICINE, INC.
Selected Condensed Consolidated Balance Sheet Items
(amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2016	2015

Cash and cash equivalents	$217,650	$143,180
Working capital	207,497	138,060
Total assets	249,602	149,363
Deferred revenue	25,642	25,321
Redeemable convertible preferred stock	-	199,915
Total stockholders' equity (deficit)	187,330	(83,114)

Media Contact

Dan Budwick

Pure Communications, Inc.

(973) 271-6085

dan@purecommunicationsinc.com

Investor Contact

Jesse Baumgartner

Stern Investor Relations, Inc.

(212) 362-1200

jesse@sternir.com